UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings, the words “anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, the Registrant's operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective July 24, 2012, Mr. Philip Ward and Mr. Thomas Wornham were elected to the Board of Directors (the “Board”) of Aethlon Medical, Inc. (the “Registrant”). Messrs. Ward and Wornham were elected by the unanimous vote of the Board, filling the two vacancies created by the Board’s determination to expand the Board of Directors and fix the number of Directors on the Board at seven as permitted by the amendment of the Registrant’s By-laws discussed in Item 5.03 below. The election of Messrs. Ward and Wornham to the Board brings the total number of Directors to seven. Each will serve until his resignation or removal, or until his successor is duly elected.

Mr. Wornham recently retired as Executive Vice President & Regional Manager at Wells Fargo Bank in San Diego, representing the culmination of an exemplary career that spanned three decades. At Wells Fargo, Mr. Wornham’s team provided financial solutions to diverse industry organizations whose annual revenues ranged between $10 million and $1 billion dollars. Included among these organizations are public and private life science, biotechnology and medical device companies located throughout San Diego, Imperial, and Southern Riverside Counties. Mr. Wornham is also an active civic leader. He is currently Vice Chair of the San Diego Water Authority and the past Chairman of the San Diego Regional Chamber of Commerce, The Century Club of San Diego, and the San Diego Regional Economic Development Corporation. Mr. Wornham graduated from University of California Berkeley, with a BA Political Science in 1982.

Mr. Ward is the former Chairman and CEO of Bignell-Ward-Bignell Corporation; former President and CEO of Hawk Financial Services Corporation, a premium finance company; former Executive Director and COO of Investments of Golden Eagle Insurance Corporation, a property and casualty California insurance company; and former Executive Vice President and COO Finance of Big Bear Supermarkets, where he was also in charge of acquisitions, as well as leasing and sales of all operating units and real properties.

On June 26, 2012, the Registrant and Mr. Wornham entered into a unit subscription agreement pursuant to which Mr. Wornham purchased $10,000 of units (the “Units”), with each Unit consisting of (1) one share of Common Stock at a price per share of $0.072 and (2) a warrant to purchase that number of shares of Common Stock (the “Warrant Shares”) as shall equal (a) 50% of the subscription amount divided by (b) $0.072 at an exercise price of $0.107 per Warrant Share. Mr. Wornham does not own any other securities of the Registrant.

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On May 21, 2010, the Registrant issued 1,599,348 shares of Common Stock to Mr. Ward upon his exercise of certain warrants held by him at an aggregate exercise price of $283,600. In connection with the exercise of those warrants, the Registrant (1) issued to Mr. Ward warrants to acquire 100,000 shares of Common Stock at an exercise price of $0.176 per share, 194,118 shares of Common Stock at an exercise price of $0.17 per share and 555,556 shares of Common Stock at an exercise price of $0.18 per share, all of which warrants expire May 7, 2015, and (2) extended to July 1, 2018 the expiration date of other warrants held by Mr. Ward to acquire 194,118 shares of Common Stock at an exercise price of $0.17 per share and 555,556 shares of Common Stock at an exercise price of $0.18 per share. On February 14, 2011, the Registrant issued 245,555 shares of Common Stock to Mr. Ward upon his exercise of certain warrants held by him at an aggregate exercise price of $36,833. On July 6, 2011, the Registrant issued to Mr. Ward a convertible promissory note in the principal amount of $100,000, convertible into Common Stock at a conversion price of $0.09 per share, and warrants to acquire 1,111,111 shares of Common Stock at an exercise price of $0.125 per share, which warrants expire July 5, 2016, for a total purchase price of $100,000. On August 15, 2011, the Registrant issued to Mr. Ward a convertible promissory note in the principal amount of $157,656.14, convertible into Common Stock at a conversion price of $0.09 per share, and warrants to acquire 1,751,735 shares of Common Stock at an exercise price of $0.125 per share, which warrants expire August 14, 2016, for a total purchase price of $157,656.14. On May 21, 2012, the Registrant issued 1,000,000 shares of Common Stock to Mr. Ward at a price of $0.09 per share as payment for 18 months’ of services rendered to the Registrant by Mr. Ward under a Consulting and Non-Disclosure Agreement (the “Consulting Agreement”) entered into by Mr. Ward and the Registrant on July 6, 2011. The Consulting Agreement provided for payment to Mr. Ward of $5,000 worth of Common Stock per month, valued based on the average closing price of the Common Stock on the last three trading days of each month, and was terminated in May 2012. Additional information regarding Mr. Ward’s security ownership in the Registrant can be viewed in the Registrant’s Annual Report on Form 10-K filed on June 29, 2012 and in Mr. Ward’s filings pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

In connection with their election to the Board, Messrs. Ward and Wornham will be entitled to receive compensation, including equity compensation, under the Registrant’s Board compensation program. On July 24, 2012, the Board approved a new Directors Compensation Program (the “New Program”), which modifies and supersedes the 2005 Directors Compensation Program (the “2005 Program”) that was previously in effect. Under the New Program, in which only non-employee Directors may participate, an eligible Director will receive a grant of $15,000 worth of options to acquire shares of Common Stock, with such grant being valued at the exercise price based on the average of the closing bid prices of the Common Stock for the five trading days preceding the first day of the fiscal year; however for Mr. Ward and Mr. Wornham, the exercise price for this initial grant, $0.076 per share, is based on the average of the closing bid prices of the Common Stock for the five trading days preceding the date of their appointment (July 24, 2012). These options will have a term of ten years and will be fully vested upon grant. In addition, each existing eligible Director (Mr. Franklyn Barry and Mr. Edward Broenniman) will receive the same grant of $15,000 worth of options to acquire shares of Common Stock, with such grant being valued at the exercise price based on the average of the closing bid prices of the Common Stock for the five trading days preceding the first day of the fiscal year; provided however that for this current grant only, all of such grants shall be made at an exercise price of $0.076 per share based on the average of the closing bid prices of the Common Stock for the five trading days preceding the date of Mr. Ward's and Mr. Wornham's appointment (July 24, 2012).

At the beginning of each fiscal year, each Director eligible to participate in the New Program also will receive a grant of $20,000 worth of options valued at the exercise price based on the average of the closing bid prices of the Common Stock for the five trading days preceding the first day of the fiscal year. However, with respect to the new Directors and with respect to Mr. Barry and Mr. Broenniman, and for the current fiscal year only, all of these grants shall be made at an exercise price of $0.076 per share based on the average of the closing bid prices of the Common Stock for the five trading days preceding the date of Mr. Ward's and Mr. Wornham's appointment (July 24, 2012). Such options will vest at the end of the applicable fiscal year provided that the Director has attended at least 80% of the Board meetings held that year.

In addition, under the New Program eligible Directors will receive cash compensation equal to $500 for each committee meeting attended and $1,000 for each formal Board meeting attended.

The New Program eliminates the following features of the 2005 Program: (1) the annual payment of $10,000 in cash compensation and (2) the granting of options to Directors based on a percentage of the issued and outstanding common stock of the Registrant.

On July 27, 2012, the Registrant issued a press release announcing the election of Messrs. Ward and Wornham to the Registrant’s Board. The full text of the press release is set forth in Exhibit 99 attached hereto.

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ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective July 24, 2012, the Board unanimously approved an amendment to Section 1 of Article III of the Registrant’s By-Laws (the “By-Laws”). Prior to the amendment, the By-Laws provided that the Board was to consist of at least one Director. The By-Laws amendment provides that the Board shall consist of no less than one Director and that the number of Directors shall be fixed by resolution of the Board from time to time. On July 24, 2012, the Board fixed the number of Directors of the Board at seven, thereby creating two vacancies on the Board.

This summary is qualified in its entirety by reference to the full text of (i) the By-Laws as filed with the Securities and Exchange Commission on November 16, 2009 as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and (ii) the First Amendment to the By-Laws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3. The full text of each of these documents is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

EXHIBIT NO. DESCRIPTION

3	First Amendment to By-Laws of Aethlon Medical, Inc.
99	Press Release dated July 27, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: July 27, 2012	Chief Executive Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3	First Amendment to By-Laws of Aethlon Medical, Inc.
99	Press Release dated July 27, 2012

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